EXHIBIT 10.2

STERLING BANK

1998 EMPLOYEE STOCK OPTION PLAN

1.  Purpose of the Plan.

This Sterling Bank 1998 Employee Stock Option Plan (the “Plan’) is intended to encourage stock ownership by certain key employees of Sterling Bank (the “Bank’) so that such employees may increase their proprietary interest in the success of the Bank and be encouraged to remain in the employ of the Bank. It is further intended that options issued pursuant to the Plan (the “Options’) shall constitute “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code (the “Code’),

2.  Administration; Option Grant.

(a)  As specified herein, the Plan shall be administered by the members of the Board of Directors (the “Board”) who are “disinterested persons” as such term is defined in Rule 16b-3(c)(2)(i) under the Securities Exchange Act of 1934, as amended, and by a stock option committee (the “Committee”) appointed by the Board. The Committee shall consist of not less than two members of the Bank’s Board who are disinterested persons”. The Board may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, however caused, shall be filled by the Board; provided, however, that any individual appointed to the Committee shall be a Director who is a “disinterested person.” The Committee shall hold meetings at such times and places as it may determine. If the Committee consists of three or more members, the Committee shall select one of its members as Chairman. Acts by a majority of the Committee at a meeting at which a quorum is present, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee. No person while a member of the Committee shall receive a discretionary grant or award under any stock plan of the Bank.

(b)  The Committee shall from time to time in its discretion make recommendations to the Board with respect to the employees to be granted Options and the amount of stock subject to such Options. The Board shall have the final authority to grant Options under this Plan.

(c)  The Committee shall be authorized to interpret the Plan and the Options granted thereunder, to establish, amend and rescind such rules and regulations as it deems necessary for the proper administration of the Plan, and to make all other determinations necessary or advisable for its administration. The Committee shall have the final authority to determine these matters. The interpretation and construction by the Committee of any provisions of the Plan or of any Option granted under it shall be final. No member of the Board or the Committee shall be liable for any action or determination made in good faith or with respect to the Plan or any Option granted thereunder.

3.  Eligibility.

The persons who shall be eligible to receive Options shall be the management employees (including such employees who may be members of the Board) of the Bank, but excluding persons who may own 10% or more of the Bank’s Common Stock then outstanding. An Option holder (the “Optionee”) may hold more than one Option but only on the terms and subject to the restrictions hereinafter set forth.

4.  Shares of Stock Subject to the Plan.

There will be reserved for use upon the exercise of Options to be granted under this Plan (subject to the provisions of Section 5(g) of this Plan) an aggregate of 70,000 shares of common stock of the Bank (“Common Stock’), par value $2.00 per share, which shares may be in whole or in part, as the Board shall from time to time determine, authorized but unissued shares of Common Stock or issued shares of Common Stock which shall have been reacquired by the Bank. Shares delivered under the Plan shall be fully paid and non-assessable.

5.  Terms and Conditions of Options.

When the Board shall have granted Options, Notices of Grant of Stock Option shall be given to such Optionees in such form as the Committee shall from time to time approve, which Notices shall comply with and be subject to the following terms and conditions:

(a)  Number of Shares. Each Notice of Grant of Stock Option shall state the number of shares to which it pertains.

(b)  Option Price. Each Notice of Grant of Stock Option shall state the option price, which shall not be less than 100% of the fair market value of the shares of Common Stock of the Bank on the date of the granting of the Option. During such time as the Common Stock is not listed upon an established stock exchange or traded in the over-the-counter market, the fair market value per share shall be determined by the Board by relying upon whatever evidence it deems appropriate which may include, but need not be limited to, recent sales of the Common Stock, opinions of professional appraisers and recent sales of comparable shares of other companies. If the Common Stock is traded in the over-the-counter market, such fair market value shall be the mean between the dealer “bid” and “ask” prices of the Common Stock in the over-the-counter market on the day the option is granted, as reported by the National Association of Securities Dealers, Inc. If the Common Stock is listed upon an established stock exchange or exchanges, such fair market value shall be deemed to be the highest closing price of the Common Stock on such stock exchange or exchanges on the day the option is granted or, if no sale of the Bank's Common Stock shall have been made on any stock exchange on that day, on the next preceding day on which there was a sale of such stock. Subject to the foregoing, the Board in fixing the option price shall have full authority and discretion.

(c)  Medium and Time of Payment. Unless otherwise specified in the option grant pursuant to Section 7 hereof, the option price shall be payable in United States dollars upon the exercise of the Option and may be paid in cash or by check.

(d)  Term and Exercise of Options. Each Notice of Grant of Stock Option shall state the date on which the Option shall expire, as determined by the Board; provided, however, that no Option shall be exercisable after ten (10) years from the date on which it is granted. Options may be exercised by an Optionee only while he or she is employed by the Bank except as otherwise provided in Sections 5(e) and 5(f) hereof.

The Notice of Grant of Stock Option, as determined by the Board, may provide that the Option shall be exercisable in installments rather than exercisable immediately in full, but the Board may provide, in the case of an Option not immediately exercisable in full, for the acceleration of the time at which the Option may be exercised.

During the lifetime of the Optionee, an Option shall be exercisable only by him or her, shall not be assignable or transferable by him or her, and no other person shall acquire any rights therein. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, in any subsequent period but not later than the expiration date of the Option.

(e)  Termination of Employment Except By Death or Disability. In the event that the employment of an Optionee shall terminate by retirement or for any other reason, any unexercised Option, including any installments under Section 5(d) for which Optionee’s right to exercise had not yet accrued, shall be fully exercisable by Optionee (or his or her executor or administrator) at any time within three (3) months after the date of termination of employment; provided, that no Option shall be exercisable after the expiration of its term.

(f)  Death or Disability. If the Optionee shall die or become permanently disabled while in the employ of the Bank, any unexercised Option, including any installments under Section 5(d) for which Optionee’s right to exercise had not yet accrued, shall be fully exercisable at any time within twelve (12) months after the Optionee’s death or disability (as the case may be), by the executors or administrators of the Optionee or by any person or persons who shall have acquired the Option directly from the Optionee by bequest or inheritance, or by the Optionee, respectively; provided, that no Option shall be exercisable after the expiration of its term. No Option shall be transferable by the Optionee otherwise than by will or the laws of descent and distribution.

(g)  Recapitalization. Subject to any required action by the shareholders, the number of shares of Common Stock covered by the Plan and by each outstanding Option, and the price per share thereof in each such Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Bank resulting from a subdivision or consolidation of shares or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of such shares effected without receipt of consideration by the Bank.

Subject to any required action by the shareholders, if the Bank shall be the surviving corporation in any merger or consolidation, each outstanding Option shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to the Option would have been entitled. A dissolution or liquidation of the Bank or a merger or consolidation in which the Bank is not the surviving corporation, shall cause each outstanding Option to terminate, provided that each Optionee shall, in such event, have the right immediately prior to such dissolution or liquidation, or merger or consolidation in which the Bank is not the surviving corporation, to exercise his Option in whole or in part without regard to any installment provisions of Section 5(d) hereof Notwithstanding the above provisions, an Option will not terminate if assumed by the surviving or acquiring corporation, or its parent upon a merger or consolidation under circumstances which are not deemed a modification of the Option within the meaning of Sections 425(a) and 425(h)(3)(A) of the Code.

In the event of a change in the Common Stock of the Bank as presently constituted, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Plan.

To the extent that the foregoing adjustments relate to stock or securities of the Bank, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive, provided that each Option granted pursuant to this Plan shall not be adjusted in a manner that causes the Option to fail to continue to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

Except as hereinbefore expressly provided in this Section 5(g), the Optionee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger or consolidation or spin-off of assets or stock of another corporation, and any issue by the Bank of shares of stock of any class, or securities convertible into shares of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to the Option.

The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Bank to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

(h)  Rights as a Shareholder. An Optionee or a transferee of an Option shall have no rights as a shareholder with respect to any shares covered by the Option until the date of the issuance of such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock is issued, except as provided in Section 5(g) hereof.

(i)  Modification Extension and Renewal of Options. Subject to the terms and conditions and within the limitations of the Plan, the Board may modify, extend or renew outstanding Options granted under the Plan, or accept the surrender of outstanding Options (to the extent not theretofore exercised). Notwithstanding the foregoing, however, no modification of an Option shall, without the consent of the Optionee, alter or impair any rights or obligations under any Option theretofore granted under the Plan.

(j)  Investment Purpose. Each Option under the Plan shall be granted on the condition that the purchases of stock thereunder shall be for investment purposes and not with a view to resale or distribution, except that in the event the stock subject to such Option is registered under the Securities Act of 1933, as amended, or in the event a resale of such stock without such registration would otherwise be permissible, such condition shall be inoperative if, in the opinion of counsel for the Bank, such condition is not required under the Securities Act of 1933 or any other applicable law, regulation or rule of any governmental agency.

(k)  Other Provisions. The Notice of Grant of Stock Option shall contain such other provisions, including, without limitation, restrictions upon the exercise of the Option or the transfer of the shares received upon an exercise, as the Committee and the Board shall deem advisable. Any Notice of Grant of Stock Option shall contain such limitations and restrictions upon the exercise of the Option as shall be necessary in order that such option will be an “incentive stock option” as defined in Section 422 of the Code or to conform to any change in the law.

6.  Annual Limitation Per Employee.

The aggregate fair market value (determined as of the time the Option is granted under the Plan) of the stock for which any employee may be granted incentive stock options which are first exercisable in any calendar year (under all such plans of the Bank) shall not exceed $100,000.

7.  Permissible Provisions.

In addition to the other powers granted to the Committee and the Board under this Plan, the Committee and the Board shall have the discretion to include in any Option grant the right of the Optionee to make payment for the exercise of Options by delivery of Common Stock having a fair market value equal to the option price.

8.  Effective Date and Term of Plan; Shareholder Approval.

This Plan shall not become effective until and unless it has been adopted by the Board and approved at a meeting of the Bank's shareholders by the vote of the holders of at least two-thirds (2/3) of the shares of the Bank’s Common Stock entitled to vote and a copy of the Plan has been filed with the Department of Banking in accordance with the New Jersey Banking Act of 1948, as amended. The effective date of the Plan shall be the date of shareholder approval of the Plan, and the Plan shall have a term of five (5) years from the effective date.

9.  Indemnification of Committee.

In addition to such other rights of indemnification as they may have as Directors or as members of the Committee, the members of the Committee and the Board shall be indemnified by the Bank against the reasonable expenses, including attorneys’ fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Bank) or paid by them in satisfaction of a judgment in any such action, suit or proceeding except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Board or Committee member is liable for negligence or misconduct in the performance of his duties; provided that within sixty (60) days after institution of any such action suit or proceeding the Board or Committee member shall in writing offer the Bank the opportunity, at its own expense, to handle and defend the same.

10.  Amendment of the Plan.

The Board of the Bank may, insofar as permitted by law, from time to time, with respect to any shares at the time not subject to Options, suspend or discontinue the Plan or revise or amend it in any respect whatsoever except that, without approval of the shareholders, no such revision or amendment shall change the number of shares subject to the Plan, change the designation of the class of employees eligible to receive Options, decrease the price at which Options may be granted, or remove the administration of the Plan from the Committee. Furthermore, the Plan may not, without the approval of the shareholders, be amended in any manner that will cause Options issued under it to fail to meet the requirements of “incentive stock options” as defined in Section 422 of the Code.

11.  No Obligation to Exercise Option.

The granting of an Option shall impose no obligation upon the Optionee to exercise such Option.

12.  Continued Employment.

The grant of an Option pursuant to the Plan shall not be construed to imply or to constitute evidence of any agreement, express or implied, on the part of the Bank to continue to employ an employee or not to alter the responsibilities, duties or authority of any employee.